Exhibit 99.1

The following is a transcript of the Bakkt Analyst Day Presentation, which occurred on May 19, 2021:

Bakkt Analyst Day

Operator: I am Lindsey, and I will be your operator today. I will now turn it over to Danielle O’Brien, Vice President at Edelman Financial Communications. Please go ahead.

Danielle O’Brien: Good morning. And thank you for joining us for Bakkt’s Virtual Analyst Day. Today’s presentation may contain certain statements about Bakkt that are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Bakkt, and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements.

In addition, these statements are based on a number of assumptions that are subject to change. Please refer to our company’s most recent S-4 filing for a more complete discussion on forward-looking statements and the risk factors applicable to our company.

During today’s presentation, in addition to discussing results that are calculated in accordance with generally-accepted accounting principles, we will refer to adjusted EBITDA, which is a non-GAAP financial measure. A reconciliation of GAAP to non-GAAP information is included in our S-4 filing, which was recently filed with the SEC. Management believes that this non-GAAP information is important to the understanding of our business.

Joining me on today’s call are Gavin Michael, Chief Executive Officer, who will be providing an overview of our business and growth strategy. Adam White, President, who will be discussing our institutional and crypto opportunity. Nicolas Cabrera, Chief Product Officer, who will be discussing our consumer, loyalty, and payments opportunity. Sheela Zemlin, Chief Revenue Officer, who will be discussing our go-to-market strategy. And Drew LaBenne, Chief Financial Officer, who will be discussing our financials.

After our prepared remarks, Gavin and Drew will be available for your questions. I’ll now turn it over to Gavin.

Gavin Michael: Thanks, Danielle. Good morning, everyone. Thank you for spending time with us this morning. It’s my pleasure to take you through an overview of Bakkt.

Early on, Bakkt recognized a problem. It’s hard for people to manage all of their digital assets. These digital assets span cryptocurrency, loyalty points and rewards, cash, gift cards, equities, and newer asset classes, like in-gaming assets and NFTs. Consumers and enterprises can’t manage these assets easily, and it’s even harder to use them across channels in the way you want to. Our vision is to connect the digital economy.

Digital assets comprise a growing segment of the economy, and our platform allows consumers and businesses to see and access their digital assets all in one place, unlock the hidden value across asset types, and use them in everyday life for investing, converting across asset types, spending and payments, and sending to family and friends, as well as redemption.

We’re reimagining the possibilities, like buying your morning cup of coffee with crypto. Or converting your loyalty points into cash. Or redeeming your airline miles for Apple products. Or sending gift cards, cryptocurrency, or cash to family and friends. Or accessing secure digital asset capabilities at scale. We’re unlocking new ways to participate in the digital economy: for consumers to aggregate, manage, and spend all in one place, for businesses, the opportunity to strengthen loyalty programs and consumer engagement, and for institutions, to access digital asset markets at scale. All of this is backed by a secure, regulated platform across use cases and asset types.

Our customers fall into three broad categories: institutions, consumers, and businesses. For institutions, who seek the financial infrastructure and capabilities to access new markets, products, and digital asset ecosystems, we provide greater regulatory clarity, better price discovery, and more effective risk management for institutions.

For consumers, our scalable platform allows consumers to access cryptocurrencies, merchant offers, loyalty points, and gift cards. And we’re increasing their spending power and helping to power commerce.

And finally for businesses, we reduce financial liabilities associated with loyalty programs. We lower payment processing costs and drive increased brand loyalty to customers. We also enable new sources of consumer spending and loyalty programs that drive growth.

Our platform has three complementary aspects. A digital asset marketplace, loyalty redemption services, and alternate payment methods.

Our digital asset marketplace is designed to enable participants to seamlessly transact in digital assets. And it has applications for consumers, businesses, and institutions through our custody and trading solutions.

Our loyalty redemption services, particularly our exclusive arrangements with the leading consumer brands, provide seamless and cost-effective alternatives for consumers to spend their loyalty points. And we enable loyalty partners to reduce these financial liabilities. And we deliver consumer choice and convenience with alternate payment methods that allow consumers to spend value of their digital assets across merchants and enable businesses to gain access to consumers’ increased spending power.

All of these capabilities come together seamlessly in our consumer app. But these very same capabilities can be made available in our partner ecosystems and apps. And our Bakkt Warehouse is a regulated custodian that operates as the backbone of both consumer and institutional crypto-solutions.

Our platform allows customers to invest, convert, spend and pay, send and redeem digital assets. Our core platforms provide loyalty integrations, virtual cards, travel redemptions, KYC and AML, antifraud, digital asset exchange and crypto-trading for all three segments of customers that we serve. And given our ICE heritage, our systems have been built with security and regulatory compliance at their core.

Digital assets are driving a new, increasingly dynamic economy. The growth is fueled by the emergence of new segments, you know, the crypto-enthusiasts, the rewards-seekers, and the gamers. And at the same time, Gen Z and millennials are adopting new and alternate payment methods.

We’re leveraging these shifts for the benefit of consumers, businesses, and institutions. Our approach prioritizes privacy, security, and compliance, providing confidence to consumers, merchants, and institutions that participate in our ecosystem. This is particularly important, given the enhanced regulatory scrutiny in this space during a time when we’re seeing an increasingly permanent shift in payment behaviors.

The serviceable, addressable market is large, at $1.6 trillion across cryptocurrencies, gift cards, loyalty rewards, and gaming assets. All of these assets in our addressable market are growing and the overall market is growing in excess of 25% through to 2025. We believe that our total addressable market continues to grow, fueled by international growth, increased asset class digitization, increased retail and commerce participation, and new asset class offerings.

We compete in a landscape that is rapidly changing. Financial institutions and merchants are accepting alternate payment methods. We’ve seen recent announcements from WeWork and Overstock accepting Bitcoin as a method of payment.

Loyalty programs have been expanded to drive customer acquisition and retention. Airlines and others are extending participation in loyalty tiers and providing greater utility of points. We see rapid growth in new digital asset classes, like NFTs and CBDCs. And there is growing acceptance by large financial institutions in supporting exposure to cryptocurrencies, and this is exemplified by Morgan Stanley’s move into a Bitcoin fund.

Loyalty, rewards, payments, investment industries are highly competitive. They’re changing and they’re highly innovative. Our solution uniquely brings together loyalty and commerce and spans the full set of digital assets. Our business model is digital asset native, providing for our capabilities and opportunities across cryptocurrencies, gift cards and stored value cards, rewards, and expanding into asset classes like equities and NFTs over time.

We believe our business model provides us with many competitive advantages: a digital asset native architecture, a platform architecture that is engineered to natively support digital assets across a wide range of classes, with scalability and strong regulatory and compliance controls providing competitive differentiation.

We have powerful partnerships in integrations. We have deep relationships with, and connections into, a significant portion of the premier loyalty partners in North America. We believe these connections will provide self-reinforcing network effects, like partners co-marketing our platform to their customers to deepen customer loyalty.

Increased merchant participation to attract loyalty customers, and increased consumer participation to take advantage of the increased liquidity opportunities. We have a trusted platform. Our approach, which prioritizes technology, privacy, security, and compliance, is informed by our team’s decades of collective experience. We are secure by design, scalable and low latency, given our partnership with ICE.

Our leadership team has extensive experience operating across financial services, technology, payments, and retail industries. Our team understands the magnitude of the challenge and competitive environment around us, as well as the complexity of the capabilities and the partners we work with. We have incredibly strong clarity on our ambition and our future growth vectors, and how we will deliver on those, leveraging our platform and capabilities as the solid foundation.

Our Bakkt platform supports a range of customer experiences. Many of our platform’s capabilities come together in our seamless, easy-to-use customer app. But our partners can also embed a range of experiences into their platforms. For institutions, our Bakkt Warehouse provides Bitcoin futures contracts, as well as institutional-grade standalone Bitcoin custody for investors who are seeking secure Bitcoin storage. We’re extending this capability into other cryptocurrencies that, once added, will be the foundation upon which subsequent product offerings will be delivered.

In conjunction with ICE, Bakkt offers a monthly Bitcoin futures contract. This physically delivered futures contract is end-to-end regulated, and offers unmatched privacy, discovery, and transparency. Bakkt also provides Bitcoin options based on this futures contract, and a cash-settled Bitcoin futures contract that is traded on ICE Singapore.

For consumers, our platform and experiences help consumers unlock the value of captive assets, aggregating their digital assets, and really increasing their spending power across channels. Our partner and merchant network further expands payment options, liquidity and rewards, and offers to Bakkt consumer users.

For businesses, our loyalty redemption service offers greater control of redemption opportunities for businesses and reduces their financial liabilities. We also reduce the cost of payments by displacing transactions’ off-card infrastructure to gain lower payment fees and faster settlement time. We believe that our payment method will appeal to new customer segments by leveraging the captive value in their digital assets. And we enable merchants to grow their businesses by attracting these new customer segments.

Our direct API, designed for use by developers, allows for integration with retailer websites with minimal investment.

We believe we are well-positioned for future growth by leveraging our infrastructure, expertise, and institutional and consumer approach. Our platform partners and products will result in new users and increased usage and adoption from our consumers.

Our growth strategies include increasing the breadth and depth of the digital assets supported, adding partnerships, increasing participation, and leveraging data in smart ways for growth.

As our platform scales, we earn the right to expand the platform into new markets, support nonfungible tokens, create connected loyalty ecosystems, and to power CBDCs. You’ll hear more about these growth vectors, and how we will achieve this growth, throughout the presentation. But for now, I’ll turn it to Adam to talk about our other capabilities and the opportunity in institutional segments and crypto. Over to you, Adam.

Adam White: Thanks, Gavin. Years ago, ICE recognized that crypto was going to be a new, growing, and permanent asset class. However, the space lacked trusted infrastructure that institutions could access at scale. Moreover, it lacked a transparent price discovery process for trading crypto-assets like Bitcoin. Bakkt was born out of those insights and built in-house from the ground up over the course of years. Our vertically integrated infrastructure is uniquely designed for institutions, a space that is rapidly moving into crypto.

Today, we offer regulated custody of Bitcoin, and trading a fully regulated futures and options contracts. Those services are built on our strategic partnership with ICE that spans technology, infrastructure, and product capabilities. These capabilities, first, provide a unique level of trust and transparency in the crypto market, something the space has largely lacked over the years.

Second, it also creates a fully regulated ecosystem, meaning regulated custody, regulated futures trading, and regulated futures clearing. That’s a key differentiator and a competitive advantage for our platform.

Finally, these capabilities offer the ability to rapidly scale our business beyond institutions and into other customer types, new assets, and additional products and services.

Now, let’s take a deeper look at our custody business. We’ve built a custody business with regulation, security, and scalability at its core. Our custody product leverages ICE infrastructure and its capabilities. It operates a bank-level compliance program with robust Anti-Money-Laundering and Know-Your-Customer processes. It’s protected by a sophisticated cybersecurity program, leveraging much of the same technology and protections that defend the New York Stock Exchange. Our custody business is regulated by the New York Department of Financial Services, making us a qualified custodian of Bitcoin.

And finally, our custody is protected by $125 million of insurance coverage across both our warm and cold wallets. These pillars uniquely position us to serve financial institutions that are looking for secure, regulated partners in the crypto space. Moreover, the technology that underpins our custody business serves as a foundation for us to expand into the full spectrum of digital assets.

Now, as Gavin touched upon earlier, our trading products are another core enabler of our growth. Currently, we offer futures and options contracts on Bitcoin in partnership with ICE. Those contracts include both physically delivered and financially settled contracts that are fully regulated by the Commodities Futures Trading Commission. Those contracts trade on ICE’s exchange and clearinghouses in both the U.S. and Singapore, and are available to customers around the world. These foundational elements provide us with a trusted and transparent price discovery process, which is very unique in the crypto space.

That trusted price discovery process enables us to leverage and commercialize valuable market data. That market data, in turn, provides us the opportunity to expand into new products, like exchange-traded products.

As we look at the competitive landscape, our foundational capabilities in custody and trading enable our growth and expansion into new opportunities like lending, prime brokerage, and clearing services. As large financial institutions continue to move into the crypto space, we believe Bakkt is well-positioned to build upon our foundation of secure storage and trading products and expand into new services and functions as well.

This crypto expertise really empowers our growth into other digital assets. We have strong institutional-grade infrastructure with deep management expertise. In a complex space that often lacks trust, Bakkt operates a highly regulated and compliant business. Our strategic partnership with ICE creates opportunities for differentiated products and services. And our trusted and transparent price discovery process is unique in the space and leads to new opportunities, as well. We can leverage our foundational platform in crypto to efficiently expand into other classes of digital assets, like rewards, gift cards, digital cash, and more.

Nicolas is going to talk more about how we’re expanding into these other classes of digital assets and customer types, like consumers and enterprises. Over to you, Nick.

Nicolas Cabrera: Thanks, Adam, and thanks, everyone, for spending the time with us today. In this section of the presentation, I will walk you through our product strategy and how we engage consumers and partners in new ways with the unique trading, payment, and loyalty platform capabilities that we are bringing to market. But before we dive in, I would like to play a short video highlighting some of our platform capabilities and the experiences we power in our app today.

[Video plays] (video available at https://youtu.be/egvrUNclJ34)

Nicolas Cabrera: I hope you are as excited as we are to allow our customers to unlock more value from their digital assets and connect this digital economy. Because as we know, we are all sitting on multiple digital assets. From loyalty points, rewards, cash back, gift cards, and maybe even Bitcoin. It is very fragmented and hard to manage the value of this portfolio of assets. But now with the Bakkt Wallet, we help our customers optimize the value of their asset portfolio, increase their spending power, and also provide our merchants new ways in their digital payment solutions and expanding their loyalty offering.

So, at the core, we are supporting four main experiences for our customers, as you can see here. First, a secure way to trade those digital assets. Also, additional loyalty and reward redemption options, when now I can be rewarded with crypto or the asset of my choice when I engage with my favorite brands. Also, the ability to spend and pay with any of those assets owned in my Bakkt Wallet. Or even send or gift any of my assets to family and friends seamlessly on the platform.

These unique capabilities are scalable and powered by the digital asset native platform that we have been building in the last couple of years. It is digital asset native, which means that from the beginning, the way we handle KYC, AML, the way we support settlement and conversion across assets are designed to handle the complexity of the digital asset economy in a secure and regulated way.

Finally, we make those capabilities available across the network to merchants, to partners, and our customers to create additional liquidity options.

The Bakkt platform sits at the core of this network, enabling consumers to take a large range of digital assets and make them fungible on the platform. We currently are supporting cryptocurrencies, loyalty points, airline and hotel rewards, cash and gift cards, with more to come as we expand into new asset classes.

Just to name a few of the use cases we can support today, first we allow transferring and converting digital assets to maximize their value. We leverage the asset of your choice to make everyday purchases. A good example of that is what we have launched with Starbucks, where you can use your Bakkt Wallet to pay with crypto for your coffee run in the morning.

We allow investing and growing digital assets, like cryptocurrencies, and also sending and gifting digital assets to friends and family across the platform.

Looking at our platform in a bit more detail, what set us apart is the way we have integrated payment, trading, and loyalty redemption capabilities seamlessly in one platform, ingesting and managing multiple asset classes. So, it’s not just an exchange where people can trade assets on the platform. It’s not just supporting loyalty redemption or conversion capabilities. Instead, we have combined these into one integrated platform that, in return, can support end-to-end experiences from points to Bitcoin, or from gift card to cash.

All of those platform capabilities are available in our own branded experience, what you can see today in experience in our Bakkt-branded app. But we also make some of those capabilities available to our partners. They can consume our entire platform capabilities into their ecosystem, or pick components that make sense for them.

For example, financial institutions that are interested in expanding their redemption options can leverage part of our platform capabilities.

On the payment side, we can integrate our payment options, pay with points, pay with crypto, pass to cash, into other ecosystems, and we’re going to walk you through a few examples of that.

First, our crypto-trading platform, a safe and secure closed-loop crypto exchange, enabling our customers to buy, sell, and even send cryptocurrencies to other users on the platform. Users can buy the denomination of their choice, and hold, sell, and manage crypto-balances, all out of one portfolio. They can also send crypto to other users on the platform, a very unique set of capabilities. And we will be adding more crypto assets in the summer.

Our conversion capabilities. So, with our Choice Hotel foundational partner, you can not only convert loyalty points into cash, making those points more liquid, as you can see here. But you can also convert any loyalty points into crypto as well. So now, I can use my points to own a new asset class, like crypto. You can view and manage those balances alongside all of your other digital assets as well, in one seamless portfolio.

An important point here is that we are expanding what our partners are already doing in loyalty by adding more reward options to create more engagement with their own customers.

We have a large gift card ecosystem as well. Very extensive across more than 200 partners. All gift cards are now stored in one wallet for our customers, able to view all of their gift cards, digitalizing them and making sure that they don’t forget any of the gift cards sitting in their house. They can check the balance and make sure that none of their gift cards are now expiring. One wallet accessing all of your gift cards. And we offer great discounts across a large number of brands. Customers can, in turn, send those gift cards to friends and family directly through our platform.

We also have unique sending and P2P capabilities, where you can send cash, but also crypto, gift cards, and going forward, more digital assets as we support them on the platform.

We talked previously about our payment capabilities. Here is an example of our launch partner with Starbucks. Each of our previous examples where we need the Bakkt-branded app, here we have integrated our payment wallet into the Starbucks app itself. Where our customers can discover Bakkt and decide to use the Bakkt Wallet within the Starbucks app to pay with cash, pay with crypto, or any other asset that they own within the Bakkt portfolio.

We also make access to the Bakkt Wallet very easy through the Visa card that we associated with the Bakkt Wallet. You can set up your Visa debit card into Apple Pay and Google Pay and use your Bakkt Wallet in all of the assets as a funding source for any transactions going on the card, online or in your favorite stores.

We talked about how we expand loyalty conversion opportunities for our partners. Here is an example of that. We have made an acquisition of a company called Bridge2 Solutions early in 2020 that gives us unique ways to support travel redemption options, when I can use my cash backs, my rewards, into unique experiences now, every time I want to stay in hotels or travel. All of that is seamlessly available on the app end-to-end.

We also have a unique partnership with Apple. When we support an online Apple Store, all priced in miles or points, or any of the assets that we support on the platform. So, now you can redeem and own your favorite Apple product directly from your points or your miles.

As you can see, we support a large number of experiences, digital assets on the platform. And we make those capabilities available for us within the Bakkt-branded experience, but also with our partners. Going forward as part of our roadmap, we’re going to add additional asset classes, like in-game assets, even NFTs. We’re also going to add more loyalty options, when customers can decide the reward of their choice. More to come very soon.

The network we’re developing, when we bring more merchants, more partners, into the ecosystem, they’re providing more liquidity to our customers that, in return, have additional increased spending power that drives… bolsters habit loop on the platform. Now, I will let Sheela go through the way we engage with partners in our go-to-market. Over to you, Sheela.

Sheela Zemlin: Hello and thank you for attending the Bakkt Analyst Day. As the Chief Revenue Officer of Bakkt, I’m excited to share with you an overview of our approach to reaching and connecting with customers directly and through partners to realize our vision. As you’ll see, we leverage a focused, impressive, and scalable go-to-market approach. In addition to the direct-to-consumer approach to access the Bakkt app that Nick walked through, we’re also building a platform to bring Bakkt capabilities to life and meet consumers where they are as part of their existing and loyal relationships with large consumer brands.

All of the capabilities to the left, points exchange, crypto-brokerage, pay with points and others, can be part of an enhanced digital experience offered by large ecosystem players. And we expect that we’ll see a land-and-expand approach to offerings as these are adopted by our partners.

Our model focuses on selling with and through businesses with large, scaled loyalty rewards or stored value platforms. Or in a retail setting where consumer consumption may be happening digitally but using traditional fiat currency. Bakkt offers new digital asset class alternatives.

We’ve having the most robust partner conversations across the following four segments. The first is consumer financial services, which offer rewards, loyalty, and the ability to save through traditional vehicles. We hear from the large credit card issuers that an offering like Bakkt is intriguing, as it allows for new ways to address the growing liability of rewards points or miles that they need to account for and carry on their books. This accrued liability has increased during COVID, when travel and other luxury merchandise redemptions dissipated.

With powered by Bakkt-embedded solutions for these partners, enabling rewards to be exchanged for crypto or a gift card, or offering new redemption options to earn and not just burn, are key selling points for these brands. A way to reduce breakage or drive customer engagement and, in some cases, appeal to a new demographic.

In addition, there’s an increasing interest in educating and offering consumers access to buy, sell, and to hold crypto from within the partner’s app or web experience. With a trusted partner in Bakkt who shares the same regulatory first approach, and a passion for designing a seamless user experience, we’re in conversations with large traditional banks, car companies, neo-banks, and those who offer wallets to bring these additive digital assets and experiences.

The same value proposition exists for travel and entertainment companies. The airlines, hotels, sporting venues are some of the first to raise their hands to become part of the Bakkt network. They’re especially interested in new payment options, such as pay with crypto or pay with points. But also smart partner pairings for and from the Bakkt network, which are dynamically served up when, for example, that merchant partner is in proximity to a paired partner entertainment venue.

Our other category, such as retail, including e-commerce partners, grocers, and drug stores, are all businesses we’re targeting. We can offer new, lower transaction fee payment options via direct payment integration with merchant partners like Starbucks or Best Buy. Or we can offer the ability to accept the Bakkt debit card, again funded by points or crypto, anywhere Apple Pay or GPay is available.

The fourth key category of platform companies, such as point-of-sale systems and customer loyalty platforms, which give us an accelerated one-to-many path to the long tail of merchants. As Nick briefly described, we have a range of ways that we can meet customers where they are, whether that be in the Bakkt app or by serving up some or all Bakkt components in a streamlined and compliant way.

The experience is a conversation with each partner and we’re able to create combinations to meet their needs. We are laser-focused on elegant UX, safeguarding any of the shared consumer data to enable these transactions, and designing reusable solutions.

Let’s look at a real-life example we’re designing with a partner, or actually several of our partners. More and more, our partners, whether they be large FIs or e-commerce companies, are interested in offering consumers a way to obtain crypto via a very accessible experience, even for first-time buyers, without requiring the user to fire up another crypto exchange app, remembering another password, or breaking their flow.

Some of the benefits of the experience are the easy linkage to a bank partner’s demand deposit account, or cards to fund the purchase. The buy-sell hold of crypto happens in less than five steps and the engagement and loyalty of this embedded solution is attributed back to the partner brand.

Here, another example which is popular is offering a new reward alternative for cash back cards or buy-now-pay later programs. In this example, the consumer logs into the bank app. They will see new redemption options in the asset classes like crypto or equities, creating longer-term value and an investment opportunity for consumers.

The crypto Bakkt transaction is complete in just a few steps. The consumer data required to provision the Bakkt account can leverage the same KYC data elements that have already been collected by our partner banks. So, getting up and setting up is a breeze.

All of the crypto price discovery, rapid KYC custody, and even tax reporting, are things that we take care of. We also enable a whole new set of payment options, such as pay with points or pay with crypto, whether the purchase is done from a partner website, as you can see on the left with the Apple Store, in the app, or at the point of sale in a physical store, leveraging direct payment integrations for merchants for the Bakkt Visa card, all funded by the consumer’s choice of digital asset.

We’ve talked a bit about the go-to-market strategy for the Bakkt marketplace. Now, let’s turn to execution. We have a vibrant pipeline of partners across the four segments we discussed earlier: financial institutions, retail, travel, entertainment and platforms. And we’re now starting to bring to life some of these partnerships. I’d like to discuss two examples of recent partnerships and why they are important.

Let’s start with Choice Hotels, coming online next month, which opens up 75 million Choice Privilege rewards members to an expanded range of powered-by-Bakkt redemption options, and a specific marketplace partner pairing, allowing Choice Privilege members redemption options with merchants close to their hotels.

Choice is confident that these new redemption options will increase loyalty amongst its existing member base, and lead to new member acquisitions.

Cantaloupe is another recently announced partnership. Cantaloupe offers a retail payment acceptance device that is prevalent at over one million self-service or unattended retail end points, such as airport and hotel vending machines or business office minimarts. This gives Bakkt access to 70 million unique customers, and an exciting opportunity bring pay with crypto and pay with points to the mainstream. This is rolling out next month.

Awareness about Bakkt is building. There’s an interest from C-suites in our partner conversations. Our pipeline is accelerating. About a third of our leads today are actually coming inbound. We’re seeing a growing interest in crypto-brokerage services and other Bakkt-embedded crypto-related offerings. This is driving a sense of urgency for partners of all types as the space continues to be legitimized by consumer, institutional, corporate, and now Central Bank adoption of digital currencies.

In addition to the enterprise partner discussions, we’re also building our distribution platform to reach the long tail of the SMB loyalty programs and merchants. We believe this will help to grow the Bakkt marketplace exponentially and efficiently over time. We expect that by 2022, we’ll start to see this digital partner acquisition model start to light up, and in addition to our channel partnerships with SIs and other ecosystem players, to tap into additional segments of the market.

In addition to the consumer side of our business, Bakkt offers crypto-custody in crypto-trading products, as Adam mentioned, for financial institutions such as banks, hedge funds, asset managers, and family offices. Here we leverage a direct sales model and sell with motion alongside ICE for the Intercontinental Exchange.

I’m excited and confident about our future, and the value we bring to consumers, partners, and institutions through Bakkt’s connected digital network. You’ll see the alignment between this go-to-market strategy and the required investments in the financial plan that Drew, our CFO, will cover next.

Drew LaBenne:Thanks, Sheela. Hello, everyone, I’m excited to be here as the new CFO at Bakkt, and I look forward to working with all the covering analysts and investors in the future. I’ll spend a few minutes covering our five-year financial model for the company.

The forecasted revenue in our business model comes primarily from three sources: revenue from spread-out transactions and points conversions, cryptocurrency trading, and subscription and platform fees.

The first source of revenue is from the spread on transactions completed on the platform, and the conversion of points for purchases. This revenue stream represents 26% of our current revenue and is derived from activity on the partner platform that was acquired as part of the Bridge2 Solutions acquisition. We expect to be able to expand revenue in this category both by increasing the number of partners that utilize our platform, and by the aforementioned expansion of capabilities that increase the possibilities of how consumers can transact with us.

Additionally, through our network of partners, we are able to offer consumers on the platform discounts on their everyday purchases with partners such as Apple. Our five-year forecast has this revenue stream increasing to $351 million, or 68% of yearfive revenue, which is a result of the rapid increase in new partners, increased adoption by consumers introduced by those partners, and the expansion of capabilities on the platform, which allows new and existing users to make use of their digital assets across a range of transaction options.

The second source of revenue is cryptocurrency buy and sell, which is basically what it says. We are in a spread every time our customers made a trade in crypto. Unlike equities and other traditional capital markets’ trading activity, in this model we recognize these trades on a gross basis when crypto is purchased and when it is sold, which results in higher revenue and higher expense.

On a non-GAAP basis, we reflect an adjusted revenue number, which is called total revenue less transaction-based expenses in the presentation. Accounting on crypto trades continues to evolve and may change again in the future, but the margin is not expected to adjust due to accounting changes.

The net revenue on crypto trading has been negligible in our previous periods. But with the launch of the app, we are expecting to see larger volume and revenue in this space. The net revenue from crypto trading makes up approximately 24% of our revenue in year five of our forecast, and is the second largest source of revenue.

The forecast assumes that margin from trading is 200 basis points up for a round trip.

Finally, subscription and platform fees are revenue we receive directly from the partners that utilize our platform. This revenue source includes access to our redemption portal and other services that businesses use directly, such as custody for their corporate crypto assets to drive their business model and adapt to the changing digital asset landscape. This category has more modest growth than the other areas in our forecast, but as Sheela discussed earlier, this is a space that has strong growth potential, given our unique capabilities in the market.

This is also a source for our current revenue, and represents 74% of 2020 revenue, and is expected to be less than 10% in our five-year forecast.

As is probably obvious by now, one of the largest keys to growing our revenue in the future is the growth of the customer base that is using the Bakkt platform. This includes customers that are directed to the platform through partner channels and those that download and use the Bakkt app directly. Our growth projections assume that we are able to rapidly increase the users on the platform app through a combination of these efforts.

We believe the more partners we onboard to the platform, and the more offerings we provide, the more consumer growth and transaction volume we can generate as a business. We have observed rapid user growth on other Fintech platforms, and believe it is possible for us to achieve the same trajectory of breakout growth with our unique combination of consumer and business offerings.

We have the additional advantage of a partner network to assist in growing our customer base. By the fifth year of our forecast, we project 31 million active users on the platform. There will obviously be many proof points of the model along the way as we build out our customer app, our partner network, and continue to develop the development roadmap that has been established.

Once a transaction with Victory Park is complete, the resulting Bakkt public company will have approximately $425 million cash on hand to facilitate the investments needed to grow the company at a rapid pace. As you can see on slide 67, we plan to make substantial investments in the business and in marketing. It is important to note that the increase in nonmarketing expense in future years, compared to the $43 million we spent in 2020, is related to the product and tech developers needed to continue building the platform, the salesforce needed to grow the business, and the new leadership team that Gavin has been recruiting to lead the public company forward.

Significant investments in acquisitions have already been made in the platform since Bakkt’s inception in 2018, and we will be able to use those investments and our relationship with ICE to accelerate the growth of the business.

Marketing expense also shows significant increases in the model as we ramp up our efforts to grow users on the Bakkt platform. The majority of the marketing spend will be used with partners to execute co-marketing agreements, provide incentives for new customers to increase adoption and usage, and a modest amount of direct marketing for the consumer app.

Obviously, marketing spend is an extremely flexible tool, but we will flex our plans based upon observed results and where we believe we can achieve the lowest customer acquisition cost and the highest customer engagement.

As we bring all of the elements of our plan together, we have a financial forecast that we believe is compelling to investors and provides a strong path of growth for years to come. The business plan shows substantial growth, with total revenue less transaction-based expenses of $550 million and a 75% compounded annual growth rate over the five-year period.

As I mentioned previously, our total revenue less transaction-based expense of $550 million in Year Five is the GAAP gross revenue treatment on the crypto transactions, with a transaction-based expense netted out from the revenue.

Operating expenses excluding transaction-based expenses start out at a higher level in the first year, given the investment in people, technology, and marketing, but grows at a very modest 5% compounded annual growth rate throughout the forecast horizon.

Adjusted EBITDA is forecasted to be $285 million in the fifth year. This measure makes adjustments for the amortization of ICE’s equity contribution and noncash compensation, which are primarily stock grants.

Company moves to positive EBITDA and adjusted EBITDA in the third year, and we expect that we will not need to raise any additional capital to fund the current business plan beyond the $425 million raised at the close of this deal.

The current transaction values the company at $2.1 billion on a pre-money basis, as Bakkt is contributing $207 million to the deal. The PIPE process raised $325 million and has been a strong validation of the projected business model we just described.

ICE has obviously been a supporter of Bakkt for several years, and they contributed $50 million of the PIPE, which shows their continued commitment to our success.

After the deal closes, ICE will own 65% of the company, but has relinquished some voting rights and will have only 30% voting rights in the company. Bakkt will not be considered a controlled company, and ICE will have one board seat out of nine.

The base share count post-close is expected to be 266 million shares, worth approximately 17 million of warrants outstanding. This concludes the financial section of the presentation. Thank you for your attention. And I will now turn it over to Gavin to discuss growth strategy.

Gavin Michael: Thanks, Drew. We’ve talked to this page previously, and you’ve heard from the team on our capabilities, and how we’ll grow and scale our platform. But I wanted to focus in on a few of the future growth vectors.

We expect to expand our platform into new markets. While the exact sequence and identity of additional markets may yet to be determined, we anticipate expanding next into Australia, Canada, and the United Kingdom. Ultimately, the decision as to where to expand will be driven by consumer and partner demand, and the regulatory environment in those markets. But we see this expansion as an opportunity to further scale our platform and leverage our growing partner set outside of our home market.

Bakkt’s core platform can support and promote nonfungible tokens, NFTs, as they grow and develop across custody, liquidity, and asset management. Bakkt can deliver a secure, transparent, and scalable model for all NFT participants, including artists and creatives, retailers, consumers, investors, and financial institutions. But as this space continues to grow, we expect to continue to explore partnerships on both the institutional, and consumer and business areas of opportunity.

As Bakkt builds a suite of integrated loyalty partners, and a large active consumer population, we can create deeper partnerships across merchants, with Bakkt at the center of these loyalty ecosystems. As loyalty programs seek new ways to leverage customer data and behaviors to deliver value, our broad reach and access to multiple areas of consumer behaviors will allow for deeper loyalty program engagement, leveraging our capabilities across redemption, payments, and investments.

And finally, we see governments around the world are actively exploring Central Bank digital currencies. Given our strategic relationship with ICE, and that ICE Clear Credit has been designated as a systemically important financial market utility by the U.S. Financial Stability Oversight Counsel, Bakkt is uniquely positioned to support the creation of CBDCs. Our platform provides the secure capability to aid in the design, development, and operation of CBDCs, positioning Bakkt as a key potential partner in the development of disruptive new payment systems.

But before we get into Q&A with Drew and myself, a few themes I will leave you with. Bakkt is tapping into a large and growing digital asset ecosystem, with capabilities that enable consumers, businesses, and institutions to access and extract value from these assets. Our foundation as a digital asset native institution, and our scalable, regulated, and secure platform will serve as a differentiator as we expand our capabilities and product set.

And these capabilities and products create a number of diverse revenue streams through Bakkt and through our partners, all on our pathway to growth. And with that, thank you all very much for listening to us today, and we’ll take your questions.

And with that, thank you all very much for listening to us today, and we’ll take your questions.

Operator: Ladies and gentlemen, we will now conduct our Q&A session. To ask a question, please press *1. One moment while we poll for questions.

Our first question comes from Trevor Williams with Jeffries. Your line is open.

Trevor Williams: Hey, guys, good morning, and thanks for taking the question. I just was hoping to get a little bit more color on if we think of the customer acquisition funnel and just the new user growth ramping over the next few years. Kind of what you see as the primary channels for new customer acquisition, whether that’s out of the gate, if it’s really pushing more towards the buy-sell-hold of crypto. And then over time, kind of with more partnerships, then kind of leaning more on the partners over time. Or just give us a sense for kind of what’s underpinning the new user forecast, especially early on, out of the gate. What kind of you see as the main acquisition channels? Thanks.

Drew LaBenne: Hey, Trevor, this is Drew. It’s a pleasure to meet you virtually for the first time. So, the plan that we have in place right now with the rapid user growth, it’s coming from multiple areas. But the first thing to remember is, we’re starting out with a pretty extensive partner network that already existed with the Bridge2 acquisition. And then on top of that, we’re adding the capabilities of the new consumer platform and consumer app, which we believe that, with the combination of the incremental marketing spend, it will primarily be directed to the partners at first, really allows us to achieve that initial breakout growth in terms of consumers that we have in the forecast right now.

Over time as we bring on new partners, we’re going to continue that model of reaching into the partner network and using marketing spend and incentives to bring new consumers onto the platform as well. We will also do organic growth efforts through marketing, but those are expected to be a bit less than tapping into the partner network for growth. Gavin, do you want to add anything there?

Trevor Williams: Thanks, that’s helpful. And then just my follow-up, I was curious if could just get a little bit more color on the Fiserv relationship, specific, I thought the Cantaloupe one is really interesting, just in terms of the number of POS devices that give you access to… I mean should we think of the Fiserv relationship as being something similar, as kind of opening up more on the acceptance side and we could see potentially more integrations with acquirers going forward? Or am I kind of misinterpreting what the scope of that partnership could be? Thanks.

Gavin Michael: Good morning, Trevor. Thanks very much for the question. Fiserv is a great partner of ours. Initially, we focused very much on the uChoose loyalty platform, and working within the banks that take that loyalty program. Over time, we expect to continue to drive alternate payment method into new platforms. Cantaloupe is a great example of that, as is our direct integration with Starbucks app. Both of which are allowing us to tap into new sources of liquidity and allowing customers the choice in how they spend that liquidity. In Starbucks, funding their store value card, and then we’re exciting about the future potential of that, given how much breadth that gives us with unattended commerce.

Trevor Williams: Perfect, okay. Appreciate it, guys. Thank you.

Operator: And, as a reminder, ladies and gentlemen, please press *1 on your telephone keypad in order to ask a question.

Our next question comes from Peter Christiansen with Citi. Your line is open.

Peter Christiansen: Good morning and thank you for the presentation. Pretty comprehensive. I was just hoping you could talk about what do you believe are some near-term hurdle rates to get the flywheel where you want it to be? And how do you think about… It looks like the marketing spend kind of decelerates over time and actually declines. What are your assumptions on how marketing costs will kind of decline from here? Is it just word of mouth, or networking effect kind of thing that will lead to continuing scaling in years three through five? Thank you.

Drew LaBenne: Yeah, so, Peter, it’s nice to meet you this is Drew again. Yeah, I think there’s multiple effects going on here with the marketing spend and the trend that you see over the five years. So, first of all, over the next several years, we expect to bring on a much larger partner network, and customers that are accessible through that network. And so the higher level of marketing spend is really there to drive an acceleration into the adoption of that network onto the platform and onto the consumer app specifically.

So, as we’re getting more users and we’re getting higher brand recognition, we expect that we’ll be able to reduce our customer acquisition costs, and we should gain momentum with those partners as well, bringing consumers onto the app and increasing consumer app activity.

Peter Christiansen: Great, thank you. And then, I know the app was recently launched. Can you tell us in terms of average utility, I guess, or usage, of users so far? Do you believe that this will be a daily usage or a weekly usage type of app? And how do you intend to continue to grow engagement to increase regular usage?

Gavin Michael: Good morning, Peter. Thanks very much for the question. We took the first full month with the app, and we’re really pleased with its performance so far. We’re getting fantastic reviews and feedback from our customers and see that they’re really taking advantage of the fact that the app allows them to bring all of their digital assets into one place. We’re seeing them link their frequent flyer miles, using gift cards, obviously, the crypto by itself. And bringing all that together in that one amazing, easy to use app.

As we move forward, the daily engagement is driven both through our integrations with our partners. Where, as Sheela explained, and Nick did, we can show up in so many different ways. So, whilst we see the opportunity for consumers to continue to check and use their loyalty points, we also believe that the liquidity that we provide and the offers that we generate on the platform over time, are really going to enable consumers to fully unlock the value that they see in their digital assets.

Remembering we’re here to help merchants and loyalty partners find new opportunities to deepen their customer engagement. And it’s through the deepening of that engagement that we’re going to drive activity into our ecosystem.

Peter Christiansen: Great, thank you.

Operator: Our next question comes from the line Rich Repetto with Piper Sandler. Your line is open.

Rich Repetto: Yeah, good afternoon, Gavin, good afternoon, Drew. You know, crypto has been very volatile over the past decade or plus, and volatile today. So, I guess my question is, how does that impact some of your plans? It looks like, if I understand the model right, that the longer term range is that a quarter of the revenue comes from crypto trades. So, can you talk about crypto volatility impact, and maybe, and the I have a follow-up after that.

Drew LaBenne: Yeah, hey, Rich, this is Drew. Nice to speak with you. Thanks for the question. Yeah, we’ve obviously noticed the volatility in crypto as well. Our revenue model on the trades is really based on a small spread on the trades that happen. So, as much as there is volatility, that in of itself doesn’t have a direct impact. Obviously, we’ve seen a large amount of trade activity across the industry in crypto, and our model anticipates that that continues.

As much as new digital assets come onto trading platforms, and onto our trading platform, that’s going to provide more opportunities for that revenue stream to increase in the future. But as far as a large volatile drop in Bitcoin that we may see, there’s not a direct impact of any size to us. It’s more, again, we’re making money on the trading margin at the end of the day. And the individual trades that we assume our consumers in terms of the notional amounts are fairly small on any given trade. So, we’re not dealing with extremely large trades that are necessarily going to be highly impacted by the value of crypto on any given day.

Rich Repetto: Understood, understood. And then my follow-up would be from a regulatory standpoint. We see, and I’ve made note of the different countries you expect to expand… You talked about, I guess, one of the drivers of the most recent downturn in crypto is the Chinese restrictions. Could you speak to that, some of the restrictions that you could see, and I guess the areas that you’re targeting versus the restrictions that China has put out?

Gavin Michael: Thanks for the question, Rich. It’s Gavin. Well, I think when we look at what it is that we have here, our app is really, and our platform is about bringing together all of the digital assets in one place. Crypto is one of those. So, clearly, we are very into what’s happening in the regulatory space. And we believe that, given our digital asset native platform, and the fact that we have engineered control and compliance framework into its core, that, A., we’re able to respond in a very quick way to the changing regulatory landscape. But as we look to expand into other markets, it’s not just the crypto side of the business that’s important to us. It’s taking forward the platform that we have, the ability for us to bring together merchants and consumers in different ways.

And the fact that we target across that space, with consumers, small businesses, and financial institutions, as the customers we serve on the platform, so we’re aware of the changing regulatory landscape because of the way our platform is engineered, we can respond quickly. But we also have breadth of digital assets on the platform that gives us optionality in the way in which we look to how we expand.

Rich Repetto: Got it. Very helpful. Thank you very much.

Operator: Ladies and gentlemen, this concludes our question-and-answer session. I will now turn it back over to Mr. Gavin Michael for closing remarks.

Gavin Michael: Thank you, everyone, for attending our analyst presentation this morning. I’ll leave you with the fact that Bakkt really is tapping in to this larger growing digital asset ecosystem. Our capabilities really enable consumers, businesses, and institutions to access and extract value from these assets.

As we’ve said throughout the presentation, our foundation as a digital asset native institution and our scalable, regulated, and secure platform serve as a differentiator as we look to expand our capabilities and our product set. And these capabilities and products create a number of diverse revenue streams, through the Bakkt app through our partners, and these are all on our pathway to growth. So, thank you for attending, and we appreciate your time.

Operator: Ladies and gentlemen, this concludes our event, and you may now disconnect.

(video available at https://youtu.be/egvrUNcIJ34)

Additional Information and Where to Find It

In connection with the Proposed Transaction, VIH has filed a registration statement on Form S-4 that includes a proxy statement/prospectus of VIH. This document is not a substitute for the proxy statement/prospectus, that will be both the proxy statement to be distributed to holders of VIH’s ordinary shares in connection with its solicitation of proxies for the vote by VIH’s shareholders with respect to the Proposed Transaction and other matters as may be described in the registration statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Domestication. After the registration statement is declared effective, VIH will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. This document does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. VIH’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the registration statement and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about Bakkt, VIH and the Proposed Transaction.

INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAKKT, VIH, THE PROPOSED TRANSACTION AND RELATED MATTERS.

When available, the definitive proxy statement/prospectus and other relevant materials for the Proposed Transaction will be mailed to shareholders of VIH as of a record date to be established for voting on the Proposed Transaction. VIH shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from VIH upon written request to VIH by emailing vihinfo@victoryparkcapital.com or by directing a request to VIH’s secretary at c/o Victory Park Capital Advisors, LLC, 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, VIH, Bakkt, Intercontinental Exchange Holdings, Inc. (“ICE”) and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction under the rules of the SEC. Information regarding VIH directors and executive officers may be found in its registration statement on Form S-1, including amendments thereto, and other reports which are filed with the SEC. Additional information regarding the participants will also be included in the registration statement on Form S-4 that includes the preliminary proxy statement/prospectus, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Bakkt’s industry and market sizes, future opportunities for VIH, Bakkt and the combined company, VIH’s and Bakkt’s estimated future results and the Proposed Transaction, including the implied enterprise value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the Proposed Transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in VIH’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) inability to meet the closing conditions to the Proposed Transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (ii) the inability to complete the Proposed Transaction due to the failure to obtain approval of VIH’s shareholders or Bakkt’s members, the failure to achieve the minimum amount of cash available following any redemptions by VIH’s shareholders or the failure to meet the national stock exchange’s listing standards in connection with the consummation of the Proposed Transaction; (iii) costs related to the Proposed Transaction; (iv) a delay or failure to realize the expected benefits from the Proposed Transaction; (v) risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; (vi) the impact of the ongoing COVID-19 pandemic; (vii) changes in the markets in which Bakkt competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (viii) changes in the markets that Bakkt targets; (ix) risk that Bakkt may not be able to execute its growth strategies, including identifying and executing acquisitions; (x) risks relating to data security; and (xi) risk that Bakkt may not be able to develop and maintain effective internal controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of VIH’s final prospectus dated September 22, 2020 relating to its initial public offering, the registration statement on Form S-4 and proxy statement/prospectus discussed above and other documents filed by VIH from time to time with the SEC. These filings identify and address, or will identify and address, other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about VIH and Bakkt or the date of such information in the case of information from persons other than VIH or Bakkt, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Bakkt’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.